UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: December 23, 2019
(Date of earliest event reported)
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BLOOM ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)

001-38598
Commission File Number
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Delaware	77-0565408
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4353 North First Street, San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

408 543-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class(1)	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 par value	“BE”	New York Stock Exchange

(1)	Our Class B Common Stock is not registered but is convertible into shares of Class A Common Stock at the election of the holder.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into Material Definitive Agreement
As previously disclosed in its filings with the Securities and Exchange Commission, in June 2019, Bloom Energy Corporation (“Bloom”) entered into a transaction (“PPA II”) , to effect the upgrade of 30 megawatts of Energy Servers located in Delaware and owned by Diamond State Generation Partners, LLC, a Delaware limited liability company (the “Project Company”). For the first phase of PPA II, Bloom (i) repurchased and removed 19.0 megawatts of the existing older generation Energy Servers and (ii) the Project Company purchased 17.7 megawatts of new Energy Servers to replace the older generation servers. To facilitate the purchase of the new Energy Servers, SP Diamond State Class B Holdings, LLC, (“Class B Member”), a wholly owned subsidiary of Southern Power Company, was admitted to the Project Company as a majority-interest member, pursuant to which Class B Member made capital contributions sufficient to purchase the new Energy Servers.

On December 23, 2019, for the second phase of PPA II, Bloom entered into agreements to (i) repurchase and remove 11.0 megawatts of the existing older generation Energy Servers and (ii) have the Project Company purchase 9.8 megawatts of new Energy Servers to replace the older generation servers. To finance the purchase of the new Energy Servers, Assured Guaranty Municipal Corporation (“Assured Guaranty”) was admitted to the Project Company as an equity interest member, pursuant to which Assured Guaranty made or will make capital contributions in the approximate amount of $87.5 million to purchase the new 9.8 megawatts of Energy Servers.

In connection with second phase of PPA II, Bloom has agreed to indemnify Assured Guaranty for environmental risks, tariff damages, certain tax recapture events, Bloom’s potential failure to perform under its Master Operations and Maintenance Agreement, as amended, and potential project delays. These indemnities, which in certain cases are up to the amount of Assured Guaranty's capital contribution amount, will be secured by a letter of credit. The letter of credit limit starts at $4.0 million and will increase up to $34.5 million over 18 months; after Assured Guaranty has received at least $12.8 million in distributions from the Project Company, the letter of credit limit will start to step down. Bloom expects the letter of credit limit to be extinguished to zero by 2025.

Bloom has agreed (i) to pay Assured Guaranty liquidated damages in an amount of approximately $4.00 per kilowatt of system capacity per day for each megawatt of the Phase 2 project not commissioned by January 1, 2020 and (ii) as part of its indemnity obligations, to refund any contributions made plus 5% thereof if Bloom fails to commission at least 6.0 megawatts by January 31, 2020. Bloom currently expects to have all 9.8 megawatts commissioned by December 31, 2019, subject to unforeseen weather delays.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLOOM ENERGY CORPORATION

Date:	December 26, 2019	By:	/s/ Shawn Soderberg
Shawn Soderberg
EVP, General Counsel and Secretary